Exhibit 11 under Form N-1A
                              Exhibit 23 under Item 601/Reg. S-K

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to out firm under the caption
`Financial Highlights'' in Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A, No. 33-63621) and the related Prospectus of FTI Funds (comprising, FTI Small Capitalization Equity Fund, FTI International Equity Fund, FTI International Bond Fund, and FTI Global Bond Fund) and to the incorporation therein of our report dated
January 17, 1997 with respect to the financial statements included in the Annual Reports of FTI Funds for the period ended November 30, 1996.


                                                       /s/ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP



Pittsburgh, Pennsylvania
February 25, 1997